Exhibit 99.(k)(11)

POWER OF ATTORNEY

Each of the undersigned Directors of the following investment companies:

Versus Capital Multi-Manager Real Estate Income Fund LLC

Versus Capital Real Assets Fund LLC

Versus Capital Infrastructure Income Fund

(each individually, a “Fund” and collectively, the “Funds”) hereby constitute and appoint Brian Petersen, Jill Varner, and Kelly McEwen, and each of them, severally, with full powers of substitution, his or her true and lawful attorneys and agents to execute in his or her name, place and stead (in such capacity) any and all amendments to enable each of the Funds to comply with the Securities Act of 1933, as amended (the “Securities Act”) and/or the Investment Company Act of 1940, as amended (the “1940 Act”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with each Fund’s Registration Statements on Form N-2 pursuant to the Securities Act and/or the 1940 Act, together with any and all pre- and post-effective amendments thereto, including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned, in the capacity listed below, such Registration Statement and any and all such pre- and post-effective amendments filed with the Securities and Exchange Commission under the Securities Act and/or the 1940 Act, and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that each said attorney-in-fact and agent, or substitute or substitutes therefor, shall lawfully do or cause to be done by virtue hereof.

This power of attorney is effective for all documents filed on or after October 13, 2023

Signature:	Title:	Date:

/s/ Casey R. Frazier
Casey R. Frazier	Director and Chief Investment Officer	October 13, 2023

/s/ Jeffry A. Jones
Jeffry A. Jones	Director	October 13, 2023

/s/ Richard J. McCready
Richard J. McCready	Director	October 13, 2023

/s/ Paul E. Sveen
Paul E. Sveen	Director	October 13, 2023

/s/ Robert F. Doherty
Robert F. Doherty	Director	October 13, 2023

/s/ Susan K. Wold
Susan K. Wold	Director	October 13, 2023